INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-72788 of U.S.B. Holding Co., Inc. (the "Corporation") on Form S-3 and Registration Nos. 33-80678, 33-02065 and 290674 on Forms S-8 of our report dated January 24, 1997 (February 5, 1997 as to Note 17), incorporated by reference in the Corporation's 1996 Annual Report on Form 10-K and appearing in the Corporation's 1996 Annual Report to Shareholders.

/s/ Deloitte & Touche LLP

Stamford, Connecticut
March 24, 1997